EXHIBIT 10.14

AMENDMENT NO. 2 TO
CONSULTING SERVICES AGREEMENT

This Second Amendment to Consulting Services Agreement ("Second Amendment") is dated January 16, 2008 and effective as of February 1, 2008 (“Second Amendment Effective Date”), to Consulting Services Agreement dated September 15, 2005 and First Amendment thereto dated and Effective January 1, 2007 (Consulting Services Agreement and First Amendment thereto are collectively referred to herein as the “Agreement”), between Hythiam, Inc., a Delaware corporation (“Hythiam”) and David E. Smith, & Associates, a California professional corporation (“Consultant”).

The parties desire to further amend the Agreement to provide for a change in Consultant's compensation effective February 1, 2008.

Accordingly, the Parties agree as follows:

1. Modification of Agreement.  The Agreement is hereby amended by replacing the previously amended amount $4,167 in Section 3, to $2,500, and compensation for ½ day or full day Services of Consultant authorized by Hythiam all as provided with the following:

“Compensation.  Effective as of the Second Amendment Effective Date, and during the Term thereafter (as defined in Section 5 of this Agreement) Hythiam will compensate Consultant with a fee payable on or about the 15th of each month in arrears in respect of the monthly period just ended, as follows:  a) a fixed monthly fee of $2,500; and b) for any additional Services requested of Consultant under this Agreement and authorized in advance in writing by Hythiam, $800 per each ½ day of such authorized Service and $1,600 for each full day of such authorized Service.  Consultant acknowledges that such fee or fees will constitute payment in full for all Services rendered and the performance by Consultant of all of its other obligations hereunder.”

2. Defined Terms.  Capitalized terms that are used and not otherwise defined in this Amendment have the respective meanings ascribed thereto in the Agreement.

3. Continuing Effectiveness.  Except as amended by this Second Amendment, the Agreement, as modified hereby, remains in full force and effect in accordance with all other of the respective terms and conditions thereof.

IN WITNESS WHEREOF, the Parties have executed this Amendment, in each case, by its duly appointed officer empowered so to act, all as of the date first above written.

David E. Smith & Associates	Hythiam, Inc.

/s/ DAVID E. SMITH, M.D.	By:	/s/ ANTHONY LAMACCHIA
David E. Smith, M.D.		Anthony LaMacchia
President		Senior Executive Vice President